Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM International Mutual Funds (Invesco International Mutual Funds) of our reports dated December 18, 2025, relating to the financial statements and financial highlights of Invesco Advantage International Fund, Invesco Asia Pacific Equity Fund, Invesco EQV International Equity Fund, Invesco Global Focus Fund, Invesco Global Fund, Invesco Global Opportunities Fund, Invesco International Growth Fund, Invesco International Small-Mid Company Fund and Invesco International Value Fund which appear in AIM International Mutual Funds (Invesco International Mutual Funds)’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Highlights,” “Other Service Providers” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 25, 2026